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                                                                    Exhibit 10.1

                                 PROMISSORY NOTE


$286,000                                             October 26, 2000
                                               North Andover, Massachusetts


     FOR VALUE RECEIVED, the undersigned, Interspeed, Inc., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of Brooktrout, Inc., the principal sum of TWO HUNDRED EIGHTY-SIX THOUSAND DOLLARS ($286,000), together with interest on the unpaid principal balance from time to time outstanding from the date hereof and until the entire principal balance is paid in full, at a variable rate equal to the current prime rate per annum of Silicon Valley Bank (the "Prime Rate"), so long as payment is made before the Maturity Date specified below, and (b) five percent (5%) per annum in excess of the Prime Rate for any period that any such amount remains unpaid (i) after the Maturity Date or (ii) upon the occurrence and during the continuance of any Default (as defined herein), but in either event, not greater than the highest rate permitted by applicable law. Any interest accruing hereunder that remains unpaid at the Maturity Date and the end of each calendar month thereafter shall be added to principal and shall thereafter bear interest as provided herein.

     The entire principal balance hereof and all interest thereon shall be due and payable in full on the earlier of demand or on November 30, 2000 (the "Maturity Date"), provided that, upon the occurrence of a Default, the entire principal balance and all accrued interest shall become immediately due and payable in full. Notwithstanding the foregoing, the Borrower shall be required to pay in full the entire principal balance hereof and all accrued interest immediately upon the closing by Borrower of the proposed $2,500,000 secured revolving credit facility with Brooktrout, Inc.

     Principal, interest and all other amounts due under this Promissory Note shall be payable to the original holder of this Promissory Note at its principal offices, 250 First Avenue, Suite 300, Needham, MA 02494-2814, or at such other address as the then holder of this Promissory Note (the "Holder") has from time to time designated in writing to the Borrower.

     The occurrence of any of the following events shall constitute a "Default" hereunder: (i) commencement of proceedings under the Bankruptcy Code or any insolvency or similar law by the Borrower; (ii) commencement of any such proceedings against the Borrower which are not dismissed within 60 days after commencement; (iii) the appointment of a trustee, receiver, custodian, liquidator or other similar official with respect to the Borrower or any substantial part of the Borrower's property; or (iv) an assignment for the benefit of creditors of the Borrower.

     The Borrower hereby waives presentment, demand, notice, protest and other demands and notices in connection with the delivery, acceptance or enforcement of this Promissory Note.

     No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Promissory Note, and a waiver, delay or


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omission on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion.

     If the Holder is required to commence legal proceedings or incur any other cost to collect amounts due and payable, Borrower shall be liable to pay or reimburse the Holder for all reasonable costs and expenses incurred in connection with the collection of such amounts and any such legal proceedings.

     This Promissory Note shall be deemed to be under seal, and all rights and obligations hereunder shall be governed by the laws of the Commonwealth of Massachusetts.


                                             INTERSPEED, INC.


                                             By: /s/ Rajeev Agarwal
                                                 ------------------
                                                 Rajeev Agarwal, President


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